SHARE PURCHASE AND BOND DISCHARGE AGREEMENT

     AGREEMENT dated as of June 7, 1999 between Johns Manville Corporation, a Delaware corporation (the "Company"), and Manville Personal Injury Settlement Trust (the "Trust").

     WHEREAS, the Trust owns 124,927,110 shares of the Company's common stock, $.01 par value per share (the "Common Stock");

     WHEREAS, the Company is the obligor on the Manville Settlement Trusts Second Bond due March 31, 2015 in favor of the Trust (the "Second Bond");

     WHEREAS, the Company and the Trust are parties to an Agreement, dated as of September 22, 1994, between the Trust and the Company (the "Subsidiary Agreement");

     WHEREAS, the Company and the Trust desire to discharge the Second Bond and terminate the Subsidiary Agreement, subject to the terms and conditions contained herein; and

     WHEREAS, the Company desires to purchase from the Trust, and the Trust desires to sell to the Company, a portion of the Trust's shares of the Common Stock, subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
          PURCHASE AND SALE OF THE SHARES AND DISCHARGE OF SECOND BOND

     1.1 Discharge of Second Bond. Upon the terms and subject to the conditions of this Agreement, at the Second Bond Closing provided for in Section 1.4 hereof, the Company shall pay to the Trust an amount of $33,215,716 to discharge the Second Bond (the "Second Bond Amount").

     1.2 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Share Purchase Closing provided for in
Section 1.4 hereof, the Trust will sell, assign, transfer and deliver to the Company and the Company will purchase, acquire and accept from the Trust, free and clear of all liens, encumbrances, options, pledges, security interests, claims, charges or restrictions whatsoever (collectively, "Liens"), a number of shares (the "Shares") of the Common Stock equal to (a) 166,784,284 divided by
(b) the average of the closing sales price of the Common Stock on the New York


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Stock Exchange for the twenty trading days from (and including) June 8, 1999 to
(and including) July 6, 1999.

     1.3 Consideration. Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, assignment, transfer and delivery of the Shares, at the Share Purchase Closing provided for in Section
1.4 hereof, the Company shall pay to the Trust an amount of $166,784,284.

     1.4  Closing. The consummation of the transactions contemplated by Section
1.1 of this Agreement (the "Second Bond Closing") will take place at 11:00 a.m., New York City time, on June 30, 1999, or, if the conditions set forth in Article III hereof with respect to such transactions shall not have been satisfied or waived by such date, then as soon as reasonably practicable after the satisfaction or waiver of all such conditions. The consummation of the transactions contemplated by Section 1.2 of this Agreement (the "Share Purchase Closing") will take place at 11:00 a.m., New York City time, on July 7, 1999, or, if the conditions set forth in Article III hereof with respect to such transactions shall not have been satisfied or waived by such date, then as soon as reasonably practicable after the satisfaction or waiver of all such conditions.

     1.5 Deliveries by the Trust. At the Second Bond Closing, the Trust shall deliver to the Company the Second Bond, for cancellation. At the Share Purchase Closing, the Trust shall deliver to the Company one or more stock certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank or duly executed instruments of transfer and with all requisite stock transfer tax stamps attached.

     1.6 Deliveries by the Company. At the Second Bond Closing, the Company shall deliver to the Trust $33,215,716 by wire transfer of federal funds to the account specified on Schedule 1.6. At the Share Purchase Closing, the Company shall deliver to the Trust $166,784,284 by wire transfer of federal funds to the account specified on Schedule 1.6.

     1.7 Subsidiary Agreement. From and after the date hereof, the Subsidiary Agreement shall be terminated and all rights and obligations thereunder shall be extinguished.



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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of the Trust. The Trust represents and warrants to the Company:

         (a) as of the date of this Agreement and as of the date of each of the Second Bond Closing and the Share Purchase Closing that:

               (i) The Trust has been duly organized and is validly existing as a trust under the laws of the State of New York. The Trust has all requisite power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement have been duly and validly authorized by the Trust, and no other proceedings on the part of the Trust are necessary to authorize the execution and delivery of this Agreement.

               (ii) This Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms.

          (b) as of the date of this Agreement and as of the date of the Second Bond Closing that:

               (i) The Trust has all requisite power and authority to consummate the transactions contemplated by Section 1.1 of this Agreement. Such transactions have been duly and validly authorized by the Trust, and no other proceedings on the part of the Trust are necessary to authorize such transactions.

               (ii) All necessary licenses, permits, consents, approvals, authorizations, qualifications and orders of domestic, foreign, supranational, national, federal, state, regional or local government and departments, bureaus, agencies, authorities, commissions, boards, courts, tribunals, or other legislative, executive, judicial, regulatory or administrative bodies or instrumentalities of any such government or any official empowered to act on behalf of any of the foregoing, or any arbitral tribunal acting within the proper scope of its jurisdiction (collectively, "Governmental Agencies"), if any, and other persons required to be received by the Trust in order to consummate the transactions contemplated by Section 1.1 of this Agreement have been received by the Trust, except for those which the failure to receive would not prevent or materially delay the consummation of the transactions contemplated hereby.


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          (c) as of the date of this Agreement and as of the Share Purchase
Closing that:

               (i) The Trust has all requisite power and authority to consummate the transactions contemplated by Section 1.2 of this Agreement. Such transactions have been duly and validly authorized by the Trust, and no other proceedings on the part of the Trust are necessary to authorize such transactions.

               (ii) The Trust has good and valid title to the Shares, free and clear of all Liens. At the Share Purchase Closing, good and valid title to the Shares will pass to the Company, free and clear of all Liens. The Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including, without limitation, any contract, agreement, arrangement, commitment or understanding relating to the voting, dividend rights or disposition of the Shares, except for certain rights set forth in the Second Amended and Restated Supplemental Agreement, dated as of April 5, 1996 between the Company and the Trust.

               (iii) All necessary licenses, permits, consents, approvals, authorizations, qualifications and orders Governmental Agencies, if any, and other persons required to be received by the Trust in order to consummate the transactions contemplated by Section 1.2 of this Agreement have been received by the Trust, except for those which the failure to receive would not prevent or materially delay the consummation of the transactions contemplated hereby.

     2.2 Representations and Warranties of the Company. The Company represents and warrants to the Trust:

          (a) as of the date of this Agreement and as of the date of each of the Second Bond Closing and the Share Purchase Closing that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement have been duly and validly authorized by the Company, and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement.

               (ii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.



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          (b) as of the date of this Agreement and as of the date of the Second
Bond Closing that:

               (i) The Company has all requisite power and authority to consummate the transactions contemplated by Section 1.1 of this Agreement. Such transactions have been duly and validly authorized by the Company, and no other proceedings on the part of the Company are necessary to authorize such transactions.

               (ii) All necessary licenses, permits, consents, approvals, authorizations, qualifications and orders Governmental Agencies, if any, and other persons required to be received by the Company in order to consummate the transactions contemplated by Section 1.1 of this Agreement have been received by the Company, except for those which the failure to receive would not prevent or materially delay the consummation of the transactions contemplated hereby.

          (c) as of the date of this Agreement and as of the Share Purchase Closing that:

               (i) The Company has all requisite power and authority to consummate the transactions contemplated by Section 1.2 of this Agreement. Such transactions have been duly and validly authorized by the Company, and no other proceedings on the part of the Company are necessary to authorize such transactions.

               (ii) All necessary licenses, permits, consents, approvals, authorizations, qualifications and orders Governmental Agencies, if any, and other persons required to be received by the Company in order to consummate the transactions contemplated by Section 1.2 of this Agreement have been received by the Company, except for those which the failure to receive would not prevent or materially delay the consummation of the transactions contemplated hereby.

                                   ARTICLE III
                                   CONDITIONS

     3.1 Conditions Precedent to the Obligations of the Trust. The obligations of the Trust to consummate the transactions contemplated by Section 1.1 of this Agreement are subject to the satisfaction, or waiver by the Trust, of the condition that the representations and warranties of the Company contained in
Section 2.2 (a) and (b) of this Agreement are true and correct in all material respects as of the date when made and as of the Second Bond Closing. The obligations of the Trust to consummate the transactions contemplated by Section


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1.2 of this Agreement are subject to the satisfaction, or waiver by the Trust, of the condition that the representations and warranties of the Company contained in Section 2.2 (a) and (c) of this Agreement are true and correct in all material respects as of the date when made and as of the Share Purchase Closing.

     3.2 Conditions Precedent to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by Section 1.1 of this Agreement are subject to the satisfaction, or waiver by the Company, of the condition that the representations and warranties of the Trust contained in
Section 2.1 (a) and (b) of this Agreement are true and correct in all material respects as of the date when made and as of the Second Bond Closing. The obligations of the Company to consummate the transactions contemplated by
Section 1.2 of this Agreement are subject to the satisfaction, or waiver by the Company, of the condition that the representations and warranties of the Trust contained in Section 2.2 (a) and (c) of this Agreement are true and correct in all material respects as of the date when made and as of the Share Purchase Closing.

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.1 Termination. If either or both of the Second Bond Closing or the Share Purchase Closing shall not have occurred on or prior to July 15, 1999, then either party shall have the right to terminate this Agreement by giving written notice to the other party hereto, except that such notice shall have no effect on the transactions consummated at either of the Second Bond Closing or the Share Purchase Closing that shall have occurred prior to the date of such notice.

     4.2 Amendments. This Agreement may be modified, supplemented or amended at any time and from time to time only by a writing signed by each party hereto.



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     4.3  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given:

          if to the Trust, to:

               Manville Personal Injury Settlement Trust
               143 Bedford Road, Suite 200
               Katonah, NY  10536
               Fax:  (914) 767-3700
               Attention:  David T. Austern, Esq.

          if to the Company, to:

                Johns Manville Corporation
                717 17th Street
                Denver, Colorado  80202
                Fax:  (303) 978-4842
                Attention:  Dion Persson, Esq.

     4.4 Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement together with its Schedules constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

     4.5 Headings. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

     4.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that neither the Company nor the Trust may assign or otherwise transfer any of its rights or delegate obligations under this Agreement.

     4.7 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the Closing indefinitely.

     4.8 Expenses. Each party shall bear all costs and expenses incurred by it in connection with this Agreement.


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     4.9 Specific Performance. Each of the Company and the Trust agrees that the other party would be irreparably damaged if for any reason the Company or the Trust, as the case may be, failed to perform its obligations under this Agreement and that such other party would not have an adequate remedy at law for money damages in such event. Accordingly, the Company and the Trust each agrees that the other party shall, to the maximum extent permitted, be entitled to specific performance and injunctive and other relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that the Company or the Trust may have against the other party for any failure of such other party to perform its obligations hereunder.

     4.10 Third Parties. This Agreement constitutes an agreement solely between the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any person or entity other than the parties hereto and their respective successors and assigns, or otherwise constitute any person or entity a third-party beneficiary under or by reason of this Agreement.

     4.11 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law. The Company and the Trust hereby submit to the exclusive jurisdiction of the United States Bankruptcy Court for the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Trust irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     4.12 Further Assurances. From time to time after the Share Purchase Closing and the Second Bond Closing, at the request of one of the parties hereto, the Trust and the Company shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     4.13 No Further Representations. Except as set forth in this Agreement, neither the Trust nor the Company makes nor has made any other representations or warranties, express or implied.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  JOHNS MANVILLE CORPORATION


                                  By:  /s/ Charles L. Henry
                                     ---------------------------------
                                  Name:  C. L. Henry
                                  Title: Chairman of the Board, President
                                         and Chief Executive Officer



                                  MANVILLE PERSONAL INJURY
                                  SETTLEMENT TRUST


                                  By:  /s/ Robert A. Falise
                                     ---------------------------------
                                  Name:  Robert A. Falise
                                  Title: Chairman and Managing Trustee


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